Exhibit 99.7

INTERLOK KEY MANAGEMENT, Inc.

(Formerly known as Interlock Key Management, LLC)

INDEX TO FINANCIAL STATEMENTS

Financial statements as of September 30, 2016 and December 31, 2015, including:

Page

   2.      Balance Sheets as of September 30, 2016 (unaudited) and December, 31 2015 (audited);

   3.      Statements of Operations (unaudited) for the three and nine month periods ended September 30, 2016 and 2015;

   4.      Statements of Cash Flows (unaudited) for the nine month periods ended September 30, 2016 and 2015;

   5.      Notes to Financial Statements.

INTERLOK KEY MANAGEMENT, Inc. (Formerly known as Interlock Key Management, LLC) BALANCE SHEETS
	UNAUDITED September 30, 2016	AUDITED December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$161,238	$-
Total Current Assets	161,238	-
OTHER ASSETS
Patents	75	98
TOTAL ASSETS	$161,313	$98
LIABILITIES AND STOCKHOLDERS’ / MEMBER’S DEFICIT

CURRENT LIABILITIES:
Advances payable to related party	$42,662	$47,150
Accrued interest	1,525	-
Total Current Liabilities	44,187	47,150
Convertible notes payable (Note 6)	210,000	-
TOTAL LIABILITIES	254,187	47,150
Commitments see Note 6
STOCKHOLDERS’ / MEMBER’S DEFICIT
Member Units, $1 par value; 1,000 units authorized, 0 and 1,000 issued and outstanding, respectively	-	1,000
Common Stock, $.001 par value 100,000,000 shares authorized;
3,000,000 and 0 shares issued and outstanding, respectively	3,000	-
Accumulated deficit	(95,874)	(48,052)
TOTAL STOCKHOLDERS’ / MEMBER’S DEFICIT	(92,874)	(47,052)
TOTAL LIABILITIES AND STOCKHOLDERS’ / MEMBER’S DEFICIT	$161,313	$98

The accompanying notes are an integral part of these financial statements.

INTERLOK KEY MANAGEMENT, Inc. (Formerly known as Interlock Key Management, LLC) STATEMENTS OF OPERATIONS – UNAUDITED

	Three months ended September 30,		Three months ended September 30,
	2016	2015	2016	2015

OPERATING EXPENSES
General and administrative	$ 25,307	$ 4,401	$ 46,258	$ 9,507
Amortization of patents	8	8	23	23
TOTAL OPERATING EXPENSES	25,315	4,409	46,281	9,530
Interest Expense	1,541	-	1,541	-
NET LOSS	$ (26,856)	$ (4,409)	$ (47,822)	$ (9,530)

The accompanying notes are an integral part of these financial statements.

INTERLOK KEY MANAGEMENT, LLC. (Formerly known as Interlock Key Management, LLC) STATEMENTS OF CASH FLOWS - UNAUDITED
	For the nine month period ended	For the nine month period ended
	September 30, 2016	September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(47,822)	$(9,530)

Adjustments to reconcile net income (loss) to net cash used
in operating activities:
Amortization of patents	23	23
CHANGE IN OPERATING ASSETS AND LIABILITIES:
Accrued interest	1,525	-
Net cash used in operating activities	(46,274)	(9,507)
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances payable to related party	(4,488)	9,507
Proceeds from note payable to related party	6,600	-
Repayment of note payable to related party	(6,600)	-
Proceeds from issuance of convertible notes payable	210,000	-
Proceeds from issuance of common stock	2,000	-
Net cash provided by financing activities	207,512	9,507

NET INCREASE IN CASH	161,238	-
CASH – BEGINNING OF PERIOD	-	-
CASH – END OF PERIOD	$161,238	$-
Non cash financing activities: Conversion of membership units into shares of common stock	$1,000	-

The accompanying notes are an integral part of these financial statements.

NOTE 1—ORGANIZATION AND NATURE OF OPERATIONS

InterLok Key Management, Inc. (formerly InterLok Key Management, LLC) (“InterLok”) is a company in the business of developing and licensing the use of software technology that encrypts data communications.  Information and data is safeguarded from unauthorized access and use is securely protected by perpetual authentication with a single-key dynamic synchronization of authentication keys.  InterLok was formed in Texas on June 12, 2006 and incorporated on June 16, 2016.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In the opinion of management, the accompanying unaudited interim balance sheets and statements of operations and cash flows contain all adjustments, consisting of normal recurring items, necessary to present fairly, in all material respects, the financial position of the Company as of September 30, 2016, and the results of its operations and its cash flows for the nine months ended September 30, 2016 and 2015. The operating and financial results for the Company for the nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016.

These unaudited interim financial statements have been prepared by management in accordance with generally accepted accounting principles used in the United States of America (“U.S. GAAP”). These unaudited interim financial statements do not include all note disclosures required by U.S. GAAP on an annual basis, and therefore should be read in conjunction with the annual audited financial statements for the year ended December 31, 2015.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States.

Going Concern

As shown in the accompanying financial statements, the Company has incurred operating losses since inception.  As of September 30, 2016, the Company has no financial resources with which to achieve its objectives and obtain profitability and positive cash flows.  As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of $95,874. Achievement of the Company's objectives will be dependent upon the ability to obtain additional financing, and generate revenue from current and planned business operations, and control costs.  The Company is in the development stage and has generated no operating income. The Company plans to fund its future operations by joint venturing or obtaining additional financing from investors and/or lenders.  However, there is no assurance that the Company will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists.  The financial statements do not include adjustments relating to the recoverability of recorded assets nor the implications of associated bankruptcy costs should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less when acquired to be cash equivalents.

Intangible Assets

Intangible assets with definite lives are subject to amortization. At September 30, 2016 and December 31, 2015 such intangible assets consist of a purchased patent which is being amortized on a straight-line basis over the patent life of 20 years. Intangible assets with definite lives are tested for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. These conditions may include an economic downturn, regulations, or a change in the assessment of future operations.

Fair Value Measures

ASC Topic 820 "Fair Value Measurements" ("ASC 820") requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1:    Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2:   Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quote prices for similar assets or liabilities in active markets; quoted prices for identical assets in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:   Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

At September 30, 2016 and December 31, 2015, none of the Company’s assets or liabilities had been accounted for at fair value on a recurring basis.

NOTE 3—PATENTS

	September 30,	December31,
	2016	2015

Patents	$ 398	$ 398
Less accumulated amortization	(323)	(300)
Net patents	$ 75	$ 98

Amortization expense for intangible assets during the three and nine months ended September 30, 2016 and 2015 was $8 and $23, respectively. The three patents expire in 2017, 2018 and 2021, respectively.  Amortization expense for coming years will be $8 in 2016, $28 in 2017, $12 in 2018, $10 in 2019 and 2020, and $8 in 2021.

NOTE 4 – RELATED PARTY TRANSACTIONS

Consulting fees

The Company paid $17,080 for 2014 and 2015 expenses, and $12,000 in consulting fees to Eagle Mountain 21, LLC, an entity owed by an officer of the Company, during the nine months ended September 30, 2016.

Notes payable

The Company’s President loaned the Company in a promissory note $600 in June 2016, and loaned an additional amount in a promissory note for $6,000 in July 2016, both at 4% interest. The company repaid both notes in full with interest of $18 at the end of August 2016 for a total amount of $6,618.

NOTE 5 – COMMON STOCK

Conversion from Limited Liability Company to Incorporated Company

On June 16, 2016, InterLok Key Management, LLC (“InterLok”) converted its entity status from that of a limited liability company to that of a corporation.  The name was changed to InterLok Key Management, Inc. ("IKMI") and the incorporated company remains in the State of Texas.

Conversion of Member’s Units to Common Stock

On June 16, 2016 IKMI converted 1,000 units of InterLok member’s units valued at $1.00 per unit to 1,000,000 shares of IKMI common stock at a par value price of $.001 per share.

Sale of Common Stock

On July 27, 2016, IKMI sold 2,000,000 shares of common stock to an investor at a par value price of $.001 per share.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On August 8, 2016, IKMI sold two 5% convertible senior promissory notes for a principal amount of $30,000 each and, on August 16, 2016 sold one 5% convertible senior promissory note for $150,000 for an aggregate principal amount of $210,000.  Interest on the unpaid principal balance is five percent (5%) until the principal amount and all interest accrued thereon are paid at the earlier of the maturity date two years later on August 8, 2018 or August 16, 2018, or on conversion of the notes into shares of common stock at a price equal to a conversion price of $0.15 per share.

The notes automatically convert into shares of common stock at a conversion price of $0.15 per share, subject to adjustment under certain circumstances in the event of an acquisition or a public offering event.  The Company cannot enter into an acquisition or public offering event without the prior written approval of any of the note holders.  If approval of any holder declines to provide approval for an acquisition or public offering, the Company may immediately prepay all of the outstanding principal amount and accrued interest on the notes.  Two of the notes contained the option to purchase additional shares of common stock (Note 7).

NOTE 7 – STOCK OPTIONS

In connection with the issuance of convertible notes payable during the nine months ended September 30, 2016 (Note 6), we issued a total of 400,000 options to purchase our common stock.  The options have an exercise price of $0.15 per share and expire in 24 months from the date of issuance.  Based on recent sales of common stock (Note 5) we have determined that the options had a fair value at the date of issuance of $nil. Therefore, no portion of the note proceeds was allocated to the options.